      As filed with the Securities and Exchange Commission on July 9, 2001
                           Registration No. 333-21599
_______________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ____________________

                       POST-EFFECTIVE AMENDMENT NO. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              ____________________

                        CB RICHARD ELLIS SERVICES, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                              52-1616016
(State or other jurisdiction of                              (I.R.S. Employer
 incorporation or organization)                           Identification Number)

                    200 North Sepulveda Boulevard, Suite 300
                El Segundo, California                90245-4380
        (Address of Principal Executive Offices)      (Zip Code)

                         CB RICHARD ELLIS 401(K) PLAN
                            (Full Title of the Plan)
                             _____________________

                            Walter V. Stafford, Esq.
              Senior Executive Vice President and General Counsel
                        CB Richard Ellis Services, Inc.
                        505 Montgomery Street, Suite 600
                        San Francisco, California 94111
                                 (415) 733-5502
                 (Name, Address and Telephone number, including
                        area code, of agent for service)

                                With a copy to:
                            Richard Capelouto, Esq.
                           Simpson Thacher & Bartlett
                              3330 Hillview Avenue
                          Palo Alto, California 94304

                        CALCULATION OF REGISTRATION FEE
              __________________________________________________

                                                      Proposed Maximum    Proposed Maximum
Title of Securities               Amount to be        Offering Price      Aggregate Offering    Amount of
to be Registered                  Registered          Per Share           Price                 Registration Fee (1)
____________________________      _________________   ________________    __________________    ____________________
Interests in the 401(k) Plan      Indeterminate (2)   N/A                 N/A                   N/A

(1) The proposed maximum offering price was calculated, and the fee was previously paid in connection with the original filing of the Registration Statement on Form S-8, File No. 333-21599, which was effective upon filing on February 11, 1997.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                Explanatory Note

CB Richard Ellis Services, Inc., a Delaware corporation (the "Registrant"), hereby amends its Registration Statement on Form S-8, dated February 11, 1997, File No. 333-21599 (the "Initial Registration"), by filing this Post-Effective Amendment No. 1 on Form S-8 relating to the indeterminate amount of interests that are issuable by the Registrant pursuant to the provisions of the CB Richard Ellis 401(k) Plan (the "Plan"). The holders of the shares of common stock of CB Richard Ellis Services, Inc. that were registered pursuant to the Initial Registration will have the right to receive cash consideration of $16.00 per share at the time of the merger pursuant to the amended and restated merger agreement, dated as of May 31, 2001, among CBRE Holding, Inc., BLUM CB Corp. and the Registrant. This amendment is being filed by the Registrant due to changes to the Plan which have been made effective after the effective date of the Initial Registration.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.*


Item 2. Registrant Information and Employee Plan Annual Information.*


* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by the Registrant, are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 2000.

     2. The Registrant's Quarterly Report on Form l0-Q for the quarter ended March 31, 2001.

     3. The Registrant's Current Reports on Form 8-K filed with the Commission on January 24, 2001, February 21, 2001, February 27, 2001, March 21, 2001, May 3, 2001, May 23, 2001 and June 7, 2001.

     4. The Registrant's annual report of the Plan on Form 11-K for the fiscal year ended December 31, 2000 filed with the Commission on July 2, 2001.

     All documents subsequently filed by the Registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Officers and Directors.

     Section 145 of the Delaware General Corporation Law (the "DCCL") empowers a corporation to indemnify its directors, officers, employees and agents under certain circumstances. Article Sixth of the Registrant's Fifth Restated Certificate of Incorporation provides that the Registrant shall indemnify, to the fullest extent permitted by applicable law as it presently exists or may be amended, all directors and officers of the Registrant. Article Fifth of the Fifth Restated Certificate of Incorporation further provides that no director of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DCCL as it presently exists or may be amended.

     Additionally, the Registrant maintains a policy of liability insurance to insure its officers and directors against losses resulting from wrongful acts committed by them in their capacities as officers and directors of the Registrant, including liabilities arising under applicable securities laws.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

See Index to Exhibits.

     The undersigned Registrant hereby undertakes that it will submit or has submitted the CB Richard Ellis 401(k) Plan and any amendment thereto to the Internal Revenue Service (the "IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.

Item 9. Undertakings.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints Raymond
E. Wirta his or her true and lawful attorney-in-fact and agent with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all Amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this 2nd day of July, 2001.

                                       CB RICHARD ELLIS SERVICES, INC.

                                       By:  /s/ RAYMOND E. WIRTA
                                            ___________________________
                                            Raymond E. Wirta
                                            Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated:

Signature                        Title                                     Date
/s/ RAYMOND E. WIRTA             Director and Chief Executive Officer      July 2, 2001
__________________________
Raymond E. Wirta

/s/ JAMES J. DIDION              Chairman of the Board                     July 2, 2001
__________________________
James J. Didion

/s/ JAMES H. LEONETTI            Chief Financial Officer                   July 2, 2001
__________________________
James H. Leonetii

/s/ GARY J. BEBAN                Director                                  July 2, 2001
_________________________
Gary J. Beban

/s/ PAUL C. LEACH                Director                                  July 2, 2001
__________________________
Paul C. Leach

/s/ DAVID R. LIND                Director                                  July 2, 2001
__________________________
David R. Lind

/s/ RAY ELIZABETH UTTENHOVE      Director                                  July 2, 2001
__________________________
Ray Elizabeth Uttenhove

/s/ W. BRETT WHITE               Director                                  July 2, 2001
__________________________
W. Brett White

                        CB RICHARD ELLIS SERVICES, INC.

                               INDEX TO EXHIBITS

Exhibit No.            Description
-----------            -----------

     4         CB Richard Ellis 401(k) Plan (Amended and Restated)

    23         Consent of Arthur Andersen LLP

    25         Powers of Attorney (reference is hereby made to page 5)